Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Prospectus filed pursuant to Rule 424(b)(3) constituting part of the Registration Statement (No. 333-131542) of our report dated March 26, 2007, with respect to the consolidated financial statements of Adcare Health Systems, Inc. for the years ended December 31, 2006 and 2005, which appears in this Form 10-KSB.
/s/ RACHLIN COHNE & HOLTZ LLP
Miami, Florida
April 2, 2007